UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

August 31, 2018

Date of Report

(Date of Earliest Event Reported)

BELL BUCKLE HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Florida	333-81520	98-0361568
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

17961 Biscayne Blvd., Suite B-1

Aventura, Florida 33160

 (Address of principal executive offices)

(612) 758-0241

Registrant's telephone number

Digital Color Print, Inc.

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 28th, 2018 Andre S. Jaberian resigned as CEO and Board Member.

Effective August 29th, 2018 Ronald E Hughes, was appointed as the CEO and board member.  Mr. Hughes has been in the forestry, oil, and procurement of goods business for the last 30 years,

Andre S. Jaberian has resigned without any debts liabilities or reserves put against the company. It was an amicable departure between the board and Jaberian.

Effective August 30th, 2018, Richard Tang was appointed as secretary and board member of the Company. Mr. Tang has the role of administrative and secretarial duties.

Previous to the approved name change, Digital Color Print, Inc. was incorporated in the State of Delaware.  The company's name changed in 2007 to Bell Buckle Holdings, Inc. and was Re-Domiciled in Florida.  The Florida Sunbiz registry was recently updated to an Active Status when the Change of Ownership was completed on February 22nd, 2018.

The next annual list update will reflect the new appoint of Mr. Hughes and Mr. Tang.

An exhibit of the resignation is appended to this 8k filing.

Item 8.01 Other Events

The Company has the status Dark: Alternative Reporting Standard and is not an SEC filer and not required to make periodic filings. It does not, however, prevent or discourage future filings with the SEC.

The board members of the Company seek the consideration and cooperation with OTCMarkets, the Transfer Agent, and a new legal counsel to change the status of the company from Dark to Yield or Current status.

The OTCMarkets profile page reflects old and inaccurate information regarding the accounting firm and legal counsel. It can only be updated once the transfer agent of the Company completes and sends updated share structure information to OTCMarkets; thereafter the directors R. Hughes, R. Tang and new legal counsel can be edited and posted on https://www.otcmarkets.com/stock/BLLB/profile .

Melissa Rice is on the profile page and is deemed a prohibited service provider as per https://www.otcmarkets.com/learn/prohibited-service-providers . We have not retained or renewed or have any association with that legal counsel due to registered complaint shown in http://sec.gov/litigation/complaints/2012/comp-pr2012-82-1.pdf

Also regarding the Profile page on OTCMarkets, The Investor Relations Firm, Summit Financial Partners, LLC, is not the current IR firm for the company, and R Hughes and R Tang are not associated in any way with them.

This 8K notice serves as a general communication broadcast to the public that the Company is operated by active members and is concerns to the benefit of the Company fiduciary health and administrative active standing. Previous correspondence with all claimants cannot be considered valid prior to this 8K filing and aware  cognizant by R. Hughes nor R. Tang.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Bell Buckle Holdings, Inc., a Florida corporation

Date:  August 31, 2018

/s/ Ronald E. Hughes

Ronald E. Hughes, President,, CEO and director/board member

Date:  August 31, 2018

/s/ Richard Tang

Richard Tang, Secretary, and director/board member

3